UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2006

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26081 Avenue Hall
Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (661) 295-5600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Effective as of the close of business, Pacific time, on June 8, 2006, all of the outstanding shares of Series B Convertible Preferred Stock (the “Preferred Stock”) of 3D Systems Corporation were converted into shares of the Company’s Common Stock, par value $0.001 per share. As a result, the Company has issued 2,639,772 shares of its common stock to the holders of the Preferred Stock. These shares of Common Stock included 23,256 shares of Common Stock attributable to dividends on the Preferred Stock that accrued subsequent to May 5, 2006 as required by the terms of the Certificate of Designations of the Preferred Stock that was filed with the Secretary of State of Delaware on May 2, 2003 to create this series of the Preferred Stock.  The Preferred Stock was converted in connection with the conditional call for redemption that the Company issued on May 8, 2006.

In connection with the conversion, the Company expects to include a total of $1.0 million of dividend expense in its financial statements for the second quarter of 2006 related to dividends on the preferred stock as well as the write-off of unamortized issuance costs related to the preferred stock. For future periods, the Company will no longer be reporting either amortization of these accrued issuance costs or preferred stock dividends, which will eliminate its quarterly dividend expense of approximately $400,000 beginning in the third quarter of 2006.

These shares of Common Stock were issued by the Company in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

A copy of the press release issued by the Company to announce such conversion of the Preferred Stock is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 3.02 by this reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2006, following the conversion of all outstanding shares of its Preferred Stock into shares of Common Stock, the Company filed a Certificate of Elimination with the Secretary of State of Delaware to eliminate from its Certificate of Incorporation all matters set forth in the Certificate of Designations of the Preferred Stock previously filed with the Secretary of State of Delaware. The Certificate of Elimination is attached to this report as Exhibit 3.1 and incorporated into this Item 5.03 by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Elimination, filed June 9, 2006.
99.1	Press Release dated June 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: June 9, 2006
/s/ ROBERT M. GRACE, JR.
(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination, filed June 9, 2006.
99.1	Press Release dated June 9, 2006.